UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.     New Equity Awards for CEO and CSO

Effective September 24, 2026 (the “Grant Date”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) granted, upon the approval of the independent, non-employee members of the Board, a one-time award of performance share units (together, the “2026 PSUs”) under the Second Amended and Restated Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (the “Equity Plan”) to each of Leonard S. Schleifer, M.D., Ph.D., Board co-Chair, President and Chief Executive Officer of the Company (“CEO”), and George D. Yancopoulos, M.D., Ph.D., Board co-Chair, President and Chief Scientific Officer of the Company (“CSO”), as described below.

THE 2026 CEO AND CSO AWARDS OVERVIEW

This summary highlights certain features of the 2026 PSUs and is qualified by the supplemental information in Exhibit 99.1 and the 2026 PSU agreements filed as Exhibits 10.1 and 10.2.

•	Designed to drive long-term, sustainable value creation. The 2026 PSUs reward successful, timely execution by Regeneron’s co-founders Drs. Schleifer and Yancopoulos against ambitious pipeline and commercial growth goals sustained through the full 10-year performance period, which is aligned with Regeneron’s mission, focus on long-term value creation, and product development and commercialization cycles.

•	Thoughtful, multi-year process that incorporated shareholder input. The award structure is a result of a multi-year process led by the Compensation Committee and directly reflects feedback from many of the Company’s largest investors, gathered through a dedicated 2026 engagement campaign led by the independent Compensation Committee Chair and Lead Independent Director of the Board.

•	Single, 100% performance-based award for ten years; mandatory holding period applies into 2036. These one-time awards replace annual equity awards under the Company’s long-term incentive plan for the CEO and the CSO until 2036. All PSU shares are subject to a mandatory holding period and cannot be sold until February 2036 (the certification date for 2035 performance), with exceptions only for death, disability, or a change in control.

•	Rigorous performance goals that reflect Regeneron’s strategic objectives. The performance goals are tied to new product filings and approvals (smaller earnout opportunity) and the revenues generated from them (greater earnout opportunity), with top payouts linked to transformational pipeline and revenue creation.

•	Maximum earnout requires nearly $30 billion in new product annual revenues, substantial pipeline advancement, positive absolute TSR, and relative TSR outperformance. That revenue level is approximately double the Company’s total 2025 revenues and demands exceptional commercial and pipeline execution in the face of headwinds from increasing biosimilar and branded competition to existing products.

•	New revenue generation represents the largest earnout opportunity. Consistent with shareholder feedback, earnout is significantly more weighted toward new product revenues rather than pipeline activity alone. Below $10 billion of new product annual revenues, no revenue-based PSUs would be earned and the activity-based earnout is capped at 100,000 PSUs (CEO) and 300,000 PSUs (CSO), with the greater cap applicable to the CSO to recognize the executive’s primary responsibility for the research and development efforts required to generate activity-based PSUs. Between $10 billion and $30 billion, the total number of PSUs eligible to be earned by the CEO and the CSO in the aggregate is determined such that activity-based PSUs may not exceed 30% of such total number of PSUs.

•	Designed to align compensation outcomes with long-term shareholder experience. A relative TSR modifier adjusts earned PSUs by up to ±20% based on Regeneron’s TSR against the NASDAQ Biotechnology Total Return Index over the full 10-year performance period. Any shares delivered before the end of the performance period will be subject to a 20% holdback pending the relative TSR adjustment in 2036. In limited circumstances when the executive’s service terminates earlier, the relative TSR adjustment will be measured as of the date of termination.

•	Promotes sustained performance, with earnout and delivery concentrated in the final years. To promote sustained performance and mitigate the risk of award over-delivery, earnout and delivery opportunities before the last two years of the full 10-year performance period are limited: No revenue-based PSUs may be earned before certification of 2032 revenue, activity-based earnout is capped through 2031, aggregate earnout is capped through 2033, and further delivery limits apply before 2035.

•	Only new revenue the Company generates from newly approved or acquired products is counted. Only sales from products for which the Company obtains FDA approval during the full 10-year performance period (defined to include Lynozyfic® (linvoseltamab) and Otarmeni™ (lunsotogene parvec) solely in the event that the Company obtains significant label expansion for such products) count toward the revenue goals. For acquired products, only sales above the pre-acquisition baseline are included.

•	Long-term service required. Executives must remain continuously employed or otherwise provide service through the applicable earnout measurement dates during the full 10-year performance period ending December 31, 2035 (subject to certain qualifying termination protections). Serving as a member of the Board will satisfy this requirement, and the executives have the right to be nominated as Board members for so long as they remain employed as CEO and CSO. Voluntary departure or retirement prior to such dates would result in full forfeiture of any unvested PSUs.

•	Hard caps apply in every scenario. Awards are capped at 2,700,000 PSUs (CEO) and 2,900,000 PSUs (CSO), regardless of greater performance. The higher CSO limit reflects his primary responsibility for the research and development work that generates activity-based earnout and supports the revenue goals.

•	Succession planning required. Awards require good-faith participation in CEO and CSO succession planning, with formal plans to be completed by the 5th anniversary of grant, helping ensure stability and continuity of key leadership.

The foregoing description of the 2026 PSUs is qualified in its entirety by reference to Exhibit 99.1, “Supplemental Information Regarding Award Rationale, Design Process, and Key Terms,” as well as the full and complete text of the 2026 PSU agreements under the Equity Plan (collectively, the “PSU Award Agreements”) filed as Exhibits 10.1 and 10.2. Such documents are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

2.     Formation of New Subsidiary and Grant of Subsidiary Equity

The Company recently formed a new entity (the “New Subsidiary”) to explore a potential non-core business opportunity. Drs. Schleifer and Yancopoulos each received an equity stake in the New Subsidiary, a portion of which is subject to vesting. The Company has only recently begun exploring this business opportunity. The New Subsidiary is majority owned and controlled by Regeneron, has a nominal value, does not have any significant assets at present, has not yet commenced operations, and may not pursue this business opportunity in the near future, if at all.

The form of restricted stock purchase agreement with each of Drs. Schleifer and Yancopoulos, pursuant to which each of them received his equity stake in the New Subsidiary, entered into effective September 24, 2026, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplemental Information Regarding Award Rationale, Design Process, and Key Terms
10.1	PSU Award Agreement (Leonard S. Schleifer, M.D., Ph.D.)
10.2	PSU Award Agreement (George D. Yancopoulos, M.D., Ph.D.)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: September 30, 2026